Exhibit 23


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




Tubby's, Inc. and Subsidiaries
Sterling Heights, Michigan



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-8) of our report dated January 21, 1997, relating to the consolidated financial statements of Tubby's, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended November 30, 1996.



                    /s/ BDO    Seidman,LLP

                        BDO    Seidman, LLP




       Troy, Michigan
       February 27, 1997